Exhibit 16.1

August 22, 2022

Securities and Exchange Commission 100 F Street, N.E. Washington, D.C. 20549-7561

Dear Sirs/Madams:

We have read Item 4.01 of Augmedix Inc. Form 8-K dated August 22, 2022 and we agree with the statements made therein.

Yours truly,

/s/ Frank, Rimerman + Co. LLP